UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

ZENDESK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following social media posts were made on June 24, 2022 in connection with that certain Agreement and Plan of Merger, dated as of June 24, 2022, by and among, Zendesk, Inc., Zoro BidCo, Inc., and Zoro Merger Sub, Inc. (the “Merger Agreement”):

Facebook account of Zendesk, Inc:

Twitter account of Mikkel Svane:

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Zendesk, Inc. (“Zendesk”). In connection with the proposed transaction, Zendesk will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Zendesk’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Zendesk may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Zendesk’s stockholders for their consideration. Before making any voting decision, Zendesk’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Zendesk’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Zendesk, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attention: Investor Relations, email: ir@zendesk.com, or from Zendesk’s website www.zendesk.com.

Participants in the Solicitation

Zendesk and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Zendesk’s directors and executive officers is available in Zendesk’s Annual Report on Form 10-K/A, which was filed with the SEC on May 2, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets; the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Zendesk’s business; economic or other conditions in the markets Zendesk is engaged in; impacts of actions and behaviors of customers, suppliers and competitors; technological developments, as well as legal and regulatory rules and processes affecting Zendesk’s business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that Zendesk stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Zendesk’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Zendesk to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk the pending proposed transaction could distract management of Zendesk; and other specific risk factors that are outlined in Zendesk’s disclosure filings and materials, which you can find on www.zendesk.com, such as its 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Zendesk assumes no obligation to update any written or oral forward-looking statement made by Zendesk or on its behalf as a result of new information, future events or other factors, except as required by law.